                                                                     Exhibit 4.3


                         RECEIVABLES PLEDGE AGREEMENT


                                 by and among

                           ABFS FINANCE LLC 1999-A,
                                as Transferor


                          ABFS RESIDUAL LLC 1999-A,
                                as Transferor


                            PRUDENTIAL SECURITIES
                        SECURED FINANCING CORPORATION,
                                 as Depositor


                    ABFS EQUIPMENT CONTRACT TRUST 1999-A,
                                  as Issuer


                                     and


                          THE CHASE MANHATTAN BANK,
                             as Indenture Trustee



                           Dated as of June 1, 1999


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                              TABLE OF CONTENTS

                                                                            Page
ARTICLE I DEFINITIONS........................................................  2

   SECTION 1.01  Definitions.................................................  2
   SECTION 1.02  Other Definitional Provisions...............................  2

ARTICLE II PLEDGE OF CONVEYED ASSETS.........................................  3

   SECTION 2.01  Designation; Pledge; Acceptance.............................  3
   SECTION 2.02  Custody of Contract Files...................................  4
   SECTION 2.03  Terms of the Pledged Notes..................................  4
   SECTION 2.04  Events of Default...........................................  5
   SECTION 2.05  Acceleration of Maturity, Rescission and Annulment..........  7
   SECTION 2.06  Remedies....................................................  7

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................  8

   SECTION 3.01  Representations and Warranties of the Transferors...........  8
   SECTION 3.02  Representations and Warranties of the Originator with respect to the Conveyed Assets...................................... 10
   SECTION 3.03  Representations and Warranties of the Depositor............. 11
   SECTION 3.04  Substitution of Contracts and Equipment by the Originator... 12

ARTICLE IV COVENANTS......................................................... 12

   SECTION 4.01  Transferor Covenants........................................ 12
   SECTION 4.02  Pledge of Pledged Property...................................16

ARTICLE V CONDITIONS PRECEDENT............................................... 16

   SECTION 5.01  Conditions to Issuer's Obligations.......................... 16
   SECTION 5.02  Conditions to the Transferors' Obligations.................. 17

ARTICLE VI TERMINATION....................................................... 18

   SECTION 6.01  Termination................................................. 18
   SECTION 6.02  Effect of Termination....................................... 18

ARTICLE VII MISCELLANEOUS PROVISIONS......................................... 18

   SECTION 7.01  Amendment................................................... 18
   SECTION 7.02  GOVERNING LAW............................................... 18
   SECTION 7.03  Notices..................................................... 19
   SECTION 7.04  Severability of Provisions.................................. 19
   SECTION 7.05  Assignment.................................................. 19

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   SECTION 7.06  Further Assurances.......................................... 20
   SECTION 7.07  No Waiver; Cumulative Remedies.............................. 20
   SECTION 7.08  Counterparts................................................ 20
   SECTION 7.09  Binding Effect: Third-Party Beneficiaries................... 20
   SECTION 7.10  Merger and Integration...................................... 20
   SECTION 7.11  Headings.................................................... 20
   SECTION 7.12  Schedules and Exhibits...................................... 20
   SECTION 7.13  No Bankruptcy Petition Against the Transferors, the Manager
                 or the Trust................................................ 20

Schedule I -   List of Initial Contracts

Exhibit A  -   Form of Subsequent Receivables Pledge Agreement
Exhibit B  -   Form of Pledged Notes



                                      ii


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        This RECEIVABLES PLEDGE AGREEMENT, dated as of June 1, 1999 (this
"Agreement"), by and among ABFS FINANCE LLC 1999-A, a Delaware limited liability company ("Transferor I"), ABFS RESIDUAL LLC 1999-A, a Delaware limited liability company ("Transferor II", and, together with Transferor I, the "Transferors"), PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation (the "Depositor"), ABFS EQUIPMENT CONTRACT TRUST 1999-A, a Delaware statutory business trust, as issuer (the "Trust" or the "Issuer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee (the "Indenture Trustee").



                                 WITNESSETH:


        WHEREAS, pursuant to a Receivables Sale Agreement, dated as of June 1, 1999 (the "Receivables Sale Agreement"), by and among the Transferors and American Business Leasing, Inc. (the "Originator"), Transferor I acquired the Originator's right, title and interest in and to certain Contracts and Transferor II acquired the Originator's right, title and interest in and to the ownership interest or security interest of the Originator in each item of Equipment and any Residual Receipts; and

        WHEREAS, the Issuer is a Delaware statutory business trust formed pursuant to the Trust Agreement, dated as of June 1, 1999 (the "Trust Agreement"), among the Transferors, the Depositor and First Union Trust Company, National Association, as owner trustee (the "Owner Trustee"); and

        WHEREAS, the Transferors desire to issue the Pledged Notes to the Trust, and as collateral security therefor, pledge to the Trust, all of their respective rights and interests in and to such Conveyed Assets, upon the terms and conditions hereinafter set forth; and

        WHEREAS, the Trust intends to pledge all of its right, title and interest in and to the Pledged Property to The Chase Manhattan Bank, as Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, under the Indenture, dated as of June 1, 1999 (the "Indenture"), among the Issuer, the Originator, as Servicer (the "Servicer"), and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee") and back-up Servicer (the "Back-up Servicer"); and

        WHEREAS, the Transferors desire to pledge to the Trust, all of their respective rights, and interests in, to and under the Receivables Sale Agreement and this Agreement; and

        WHEREAS, each of the Transferors and the Trust agree that all representations, warranties, covenants and agreements made by it herein shall be for the benefit of the Noteholders, the Depositor, the Residual Holders, the
Note Insurer, the Collateral Agent, the Owner Trustee and the Indenture
Trustee.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

        SECTION 1.01 Definitions. Whenever used in this Agreement, capitalized terms used herein but not defined herein shall have the meanings set forth in Annex A to the Indenture.

        SECTION 1.02      Other Definitional Provisions.

        (a) Terms used in Related Documents. Each term defined in this Agreement will have the meaning assigned to such term in this Agreement when used in any certificate or other document made or delivered pursuant to this Agreement, unless such term is otherwise defined therein.

        (b) Accounting Terms. As used in this Agreement, accounting terms which are not defined pursuant to Section 1.01 have the respective meanings given to them under GAAP, as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement will control.

        (c) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

        (d) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

        (e) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.



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                                  ARTICLE II

                          PLEDGE OF CONVEYED ASSETS

        SECTION 2.01 Designation; Pledge; Acceptance. (a) There is hereby created two notes to be issued pursuant to this Agreement to be known as the "ABFS Pledged Notes", Class A (the "Class A Pledged Notes") and Class B (the "Class B Pledged Notes" and, together with the Class A Pledged Notes, the "Pledged Notes"). The obligors with respect to the Pledged Notes are ABFS Finance and ABFS Residual jointly and severally. The Pledged Notes shall be in the form set forth in Exhibit B hereto.

        (b) Subject to the terms and condition of this Agreement, in consideration of the receipt by the Transferors of $58,806,460.72 and the Class B Notes, the Depositor, as sponsor of the Trust, hereby directs the Transferors to pledge, and the Transferors hereby agree to pledge, on the Closing Date, all of their respective right, and interest in and to (i) the Receivables Sale Agreement and all Subsequent Receivables Sale Agreements entered into from time to time pursuant to the terms of the Receivables Sale Agreement and (ii) the Initial Conveyed Assets and all Substitute Conveyed Assets acquired by the Transferors from time to time to the Trust (collectively, the "Transferor Collateral"), to secure the obligations under the Pledged Notes.

        (c) Subject to the terms and conditions of this Agreement, the Transferors may pledge Subsequent Conveyed Assets to the Trust. Each such pledge of Subsequent Conveyed Assets shall be evidenced by the execution and delivery by the Transferors, the Depositor, the Issuer and the Indenture Trustee of a Subsequent Receivables Pledge Agreement in the form of Exhibit A hereto. Each such pledge shall be effective as of the related Subsequent Funding Date. In consideration for the pledge of such Subsequent Conveyed Assets, the Trust shall make an additional advance of funds under the Pledged Notes on the related Subsequent Funding Date in an amount equal to 95.3% of the Discounted Contract Principal Balance of the related Subsequent Contracts, such advance of funds to be allocated as follows: the Class A Accelerated Percentage of such amount to be allocated to the Class A Pledged Note and the Class B Accelerated Percentage of such amount to be allocated to the Class B Pledged Note.

        (d) It is the intention of the Transferors, which intention is acknowledged by the Indenture Trustee, that this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the UCC, and the pledge provided for by this Section 2.01 and elsewhere herein shall be deemed to be a grant by the Transferors to the Trust, of (i) a valid first-priority perfected security interest in all of the Transferors' rights and interests in and to the Conveyed Assets, Subsequent Conveyed Assets and Substitute Conveyed Assets except that (A) such security interest is not granted with respect to Equipment not owned by the Transferors and (B) with respect to the Equipment owned by the Transferors, the priority of such security interest is limited to the extent that UCC financing statements have been filed in accordance with the Filing Requirements, and (ii) a valid assignment of the security interests of the Transferors in the Equipment not owned by the Transferors. The Transferors hereby grant and assign such interest, in each case to the Trust, to secure the obligations of the


                                      3
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Transferors to the Indenture Trustee and the Trust under this Agreement and the Pledged Notes. That portion of the Conveyed Assets owned by each Transferor shall secure the obligations of the Transferor under both of the Pledged Notes.

        (e) In connection with each pledge of Conveyed Assets, each Transferor agrees to record and file, at its own expense, financing statements (and thereafter will file continuation statements with respect to such financing statements) with respect to such Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, (x) the transfer, conveyance and contribution of such Conveyed Assets (subject to the Filing Requirements with respect to the Equipment) from the Originator to the Transferors, (y) the pledge of such Conveyed Assets (subject to the Filing Requirements with respect to the Equipment) from the Transferors to the Trust, and (z) the pledge of the related Pledged Property from the Trust to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Issuer (and copies to the Indenture Trustee and the Note Insurer) on or prior to each Conveyance Date.

        (f) The Transferors and the Originator represent that as of the Closing Date, UCC-1 financing statements will have been filed against the Obligor and in favor of the related Source or the Originator in respect of each item of Equipment having an Original Equipment Cost greater than $25,000. In addition, the Transferors represent that as of the Closing Date or immediately thereafter, UCC 1 financing statements naming (i) the Originator as "debtor", Transferor II, as "secured party" and the Indenture Trustee, as "assignee", and (ii) Transferor II, as "debtor" and the Indenture Trustee, as "secured party", will be filed with respect to the Conveyed Assets with the Secretary of State of each of the 50 States, other than Georgia, Louisiana, Maryland, Oklahoma and Tennessee.

        (g) The Trust acknowledges its acceptance, simultaneously with the execution and delivery of this Agreement, of the pledge of (i) the Transferor Collateral and (ii) the Initial Conveyed Assets and all Subsequent Conveyed Assets and the assignment of the Transferors' security interest in all right, title and interest in and to the Conveyed Assets as collateral security for the Pledged Notes and declares that the Indenture Trustee holds and will continue to hold the pledge of the foregoing and the assignment of the Transferors' security interest in such right, title and interest in and to the Conveyed Assets for the use and purpose and subject to the terms and provisions of this Agreement.

        SECTION 2.02 Custody of Contract Files. In connection with the pledge of the Contracts to the Trust, pursuant to this Agreement, the Originator will physically convey the Contract Files and the original executed counterparts of each Contract to the Collateral Agent, on behalf of the Indenture Trustee, as bailee on behalf of the Noteholders and the Note Insurer, in accordance with the terms of the Indenture.

        SECTION 2.03 Terms of the Pledged Notes. (a) The Class A Pledged Note represents the right to receive repayment of an amount equal to (x) Class A

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Accelerated Percentage of the Aggregate Discounted Contract Principal Balance of
the Contracts then pledged to the Indenture Trustee, on behalf of the Trust, as collateral security for the Pledged Notes, (y) interest on such amount at the sum of (i) Weighted Average Class A Note Rate, (ii) the Servicer Fee Rate, (iii) the Back-up Servicer Fee Rate, (iv) the Indenture Trustee Fee Rate and (v) the Premium Rate times a fraction, the numerator of which is the Class A Percentage, and the denominator of which is the Class A Accelerated Percentage (such sum of (i) through (v), the "Class A Pledged Note Rate") and (z) until the Class A Note Principal Balance has been reduced to zero, 100% of the sum of (A) any Residual Receipts (up to the Booked Residual Value of the related Contract),
Reacquisition Amounts and Prepayment Amounts actually collected during the preceding Collection Period and (B) any Defaulted Contract Amounts relating to such Collection Period. On each Payment Date, a portion of such amount equal to the sum of (x) the Class A Pledged Percentage of the amounts set forth in
Section 3.04(b)(i), (ii), (iii), (iv), (vi), (vii), (xv), (xvi) and (xvii) of the Indenture and (y) 100% of the amounts set forth in Section 3.04(b)(v),
(viii), (x) and (xi) of the Indenture, shall be due on the Class A Pledged Note.

        (b) The Class B Pledged Note represents the right to receive repayment of an amount equal to (x) Class B Accelerated Percentage of the Aggregate Discounted Contract Principal Balance of the Contracts then pledged to the Indenture Trustee, on behalf of the Trust, as collateral security for the Pledged Notes, (y) interest on such amount at the sum of (i) Class B Note Rate,
(ii) the Servicer Fee Rate, (iii) the Back-up Servicer Fee Rate and (iv) the Indenture Trustee Fee Rate (such sum of (i) through (iv), the "Class B Pledged Note Rate") and (z) after the Class A Note Principal Balance has been reduced to zero, and until the Class B Note Principal Balance has been reduced to zero, 100% of the sum of (A) any Residual Receipts (up to the Booked Residual Value of the related Contract), Reacquisition Amounts and Prepayment Amounts actually collected during the preceding Collection Period and (B) any Defaulted Contract Amounts relating to such Collection Period. On each Payment Date, a portion of such amount equal to the sum of (x) the Class B Pledged Percentage of the amounts set forth in Section 3.04(b)(i), (ii), (iii), (iv), (vi), (vii), (xv),
(xvi) and (xvii) of the Indenture and (y) 100% of the amounts set forth in
Section 3.04(b)(ix), (xii), (xiii) and (xiv) of the Indenture, shall be due on the Class B Pledged Note.

        (c) Interest on any amount owed pursuant to Sections 2.03(a) and (b) that is not timely paid when due shall accrue interest until paid at the Class A Note Rate or the Class B Note Rate, as applicable, plus 1%.

        (d) In no event shall the amount payable on any Payment Date in respect of the Class A Pledged Note and the Class B Pledged Note be less than the aggregate amount of Available Funds for such Payment Date.

        SECTION 2.04 Events of Default. "Transferor Event of Default" wherever used herein means any one of the following events (whatever the reason for such Transferor Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) failure to distribute or cause to be distributed to the Trust, all or part of any payment required to be made on each Payment Date under the terms of such Pledged Notes or this Agreement when due and payable; or

              (b) default in the performance, or breach, or any other covenant of the Transferors in this Agreement, and continuance of such default or breach for a period of thirty (30) days after the earliest of (i) any officer of either of the Transferors first acquiring the knowledge thereof, (ii) the Indenture Trustee's giving written notice thereof to the Transferors, or (iii) the Note Insurer or the Holders of the Pledged Notes giving written notice thereof to the Transferors and the Indenture Trustee; or

              (c) any representation or warranty of the Transferors made in this Agreement or any other writing provided to the Depositor, the Note Insurer, the Issuer or the Indenture Trustee proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by the Agreement will be deemed to be "material" only if it negatively affects the Issuer, the Note Insurer, the enforceability of this Indenture or the Pledged Notes; or

              (d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of either of the Transferors in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging either of the Transferors as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of either of the Transferors under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Transferors or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

              (e) the commencement by either the Transferors of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or preceding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of either the Transferor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee,

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    sequestrator, or similar official of any such Person or of any substantial part or its property, or the making by it of an assignment for the benefit of creditors, or the failure of any such Person to pay is debts generally as they become due, or the taking of corporate action by any such Person in furtherance of any such action; or

              (f) an event of default shall have occurred and be continuing under the Insurance Agreement; or

              (g) an Event of Default shall have occurred and be continuing under the Indenture.

         SECTION 2.05 Acceleration of Maturity, Rescission and Annulment. (a) If a Transferor Event of Default occurs and is continuing, then and in every such case the Indenture Trustee, at the written direction of the Controlling Party shall declare the principal of all of the Pledged Notes to be immediately due and payable, by a notice in writing to the Transferors and the Servicer, and upon any such declaration such principal (together with all accrued and previously unpaid interest) shall become immediately due and payable; provided, that, with respect to Transferor Events of Default enumerated in Section 2.04
(d) and (e), the principal of all Pledged Notes shall become immediately due and payable without further action of any person. The Indenture Trustee shall give notice to each Noteholder, the Depositor, the Collateral Agent, the Note Insurer and the Rating Agencies of such declaration.

         (b) At any time, after such a declaration of acceleration has been made, but before any sale of the Transferor Collateral has been made or a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article II provided, the Controlling Party, by written notice to the Servicer and the Indenture Trustee, may rescind and annul such declaration and its consequence if monies have been paid or deposited with the Indenture Trustee in a sum sufficient to pay all overdue installments due on all Pledged Notes.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Subsequent to any such declaration of acceleration and so long as such declaration and its consequences have not been rescinded and annulled, prior to the exercise by the Indenture Trustee of the remedies set forth in Section 2.06 hereof, the Indenture Trustee shall give the Issuer, the Depositor, the Collateral Agent, the Noteholders and the Note Insurer ten days' notice of its intention to take such actions.

         SECTION 2.06 Remedies. If a Transferor Event of Default shall have occurred and be continuing, the Trust (or a subsequent holder of a Pledged
Note), at the written direction of the Controlling Party, shall do one or more of the following as shall be directed by the Controlling Party:

             (a) institute, in its own name, proceedings for the collection of the entire amount of remaining unpaid on the Pledged Notes, or under this agreement

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

    in respect of the Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Conveyed Assets securing the Pledged Notes the monies adjudged due;

             (b) sell the Conveyed Assets or any portion thereof or rights or interest therein, at one or more sales called and conducted in any commercially reasonable manager permitted by law;

             (c) institute Proceedings from time to time for the complete or partial foreclosure of this Agreement with respect to the Conveyed Assets securing the Pledged Notes; or

             (d) exercise any remedies of a secured party under the UCC or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Issuer the Indenture Trustee, the Depositor, the Collateral Agent, the Note Insurer or the Noteholders hereunder.

                                   ARTICLE III

                          REPRESENTATIONS AND WARRANTIES

         SECTION 3.01 Representations and Warranties of the Transferors. Each of the Transferors hereby makes the following representations and warranties for the benefit of the Owner Trustee, the Depositor, the Note Insurer, the Collateral Agent, the Indenture Trustee and the Noteholders. Such representations and warranties speak as of the Closing Date, each Subsequent Funding Date and each Transfer Date.

             (a) Organization and Good Standing. Each of the Transferors is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own its properties and to conduct its business as presently conducted and has the power, authority and legal right to acquire and own the Conveyed Assets;

             (b) Due Qualification. Each of the Transferors is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of such Transferor to comply with the terms of this Agreement and the other Transaction Documents to which it is a party;

             (c) Power and Authority. Each of the Transferors has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and other Transaction

    Documents to which it is a party have been duly authorized by such Transferor by all necessary action;

             (d) Due Execution and Delivery. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered on behalf of each Transferor;

             (e) Binding Obligations. This Agreement and the other Transaction Documents to which it is a party constitute legal, valid, and binding obligations of each Transferor and are enforceable in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

             (f) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and other Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice of lapse of time) a default under, the Certificate of Formation or Limited Liability Company Agreement of either Transferor, or any material term to any indenture to which either Transferor is a party or violate any law or any order, injunction, writ, rule or regulation applicable to either Transferor of any court or of any federal or state regulatory body, administrative agency or other Governmental Authority having jurisdiction over either Transferor or any of its properties which would have a material adverse effect on the Conveyed Assets;

             (g) Membership Interests. The Originator is the owner of 99% of the membership interests of each of the Transferors, each of which are owned of record, free and clear of all mortgages, assignments, pledges and security interests;

             (h) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of each of the Transferors, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of or any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents or (C) seeking any determination or ruling that would materially and adversely affect the performance by either Transferor of its obligations under, or the validity or enforceability of, any of the Transaction Documents;

             (i) Approvals and Compliance. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Transaction Documents, have been or will be taken or obtained on or prior to the Closing Date and each Transferor is in compliance with all applicable laws, rules, regulations and orders with respect to such Transferor, its business and properties and all Conveyed Assets;

             (j) Solvency. Each Transferor is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement and the other Transaction Documents and each Transferor has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations under this Agreement and the other Transaction Documents;

             (k) Subsidiaries. Neither of the Transferors has any subsidiaries other than the Trust;

             (l) Tax Returns. Each Transferor has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from such Transferor;

             (m) Principal Place of Business. The principal place of business and chief executive office of each Transferor is located at the address of such Transferor set forth herein and, there are now no, and during the past four months there have not been, any other locations where such Transferor is located (as that term is used in the UCC in the state of such location) except that, with respect to such changes occurring after the date of this Agreement, as shall have been specifically disclosed to the Servicer, the
    Note Insurer, the Depositor and the Indenture Trustee in writing; and

             (n) Legal Name. The legal name of each Transferor is as set forth in the related signature line of this Agreement and neither Transferor has changed its name since its incorporation and since its incorporation, such Transferor did not use, nor does such Transferor now use, any trade names, fictitious names, assumed names or "doing business as" names.

         SECTION 3.02 Representations and Warranties of the Originator with respect to the Conveyed Assets. (a) With respect to each Contract, the related Transferor hereby assigns to the Issuer the representations, warranties and covenants of the Originator set forth in Section 3.03 of the Receivables Sale Agreement and Section 2.02 of the Servicing Agreement. Such representations, warranties and covenants are made or deemed to be made, (x) with respect to the Initial Conveyed Assets, as of the Cut-Off Date, (y) with respect to the Subsequent Conveyed Assets, as of the Subsequent Cut-Off Date, and (z) with respect to the Substitute Conveyed Assets, as of the related Transfer Date.

         (b) Upon the discovery by the Issuer, the Depositor, either Transferor, the Originator, the Indenture Trustee, the Collateral Agent or the Note Insurer of a breach of any of the representations or warranties set forth in Section
2.02 of the Servicing Agreement that materially and adversely affects any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement in accordance with the Servicing Agreement (any such event, a "Warranty Event"), the party discovering such breach shall give prompt written notice to the other parties hereto, the Originator, the Depositor, the Indenture Trustee, the Collateral Agent, the Servicer and the Note Insurer, and the Originator shall be required to reacquire or replace such Contract in accordance with Article IV of the Indenture.

         SECTION 3.03 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Originator, Transferors, the Trust, the Owner Trustee, the Collateral Agent, the Note Insurer and the Indenture Trustee, as of the date of execution of this Agreement and the Closing Date, that:

             (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

             (b) The Depositor has the corporate power and authority to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

             (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Transferors, the Trust and the Indenture Trustee, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

             (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date; and

             (e) None of the execution and delivery of this Agreement, the consummation of the other transactions contemplated hereby, or thefulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

         SECTION 3.04 Substitution of Contracts and Equipment by the Originator.
(a) With respect to a substitution of Contracts in accordance with the provisions of this Section 3.04, each proposed Substitute Contract must (i) be an Eligible Contract, (ii) satisfy all of the representations and warranties set forth in Section 2.02 of the Servicing Agreement, (iii) have a Discounted Contract Principal Balance of not less than the Discounted Contract Principal Balance of the Contract being replaced, (iv) have a Booked Residual Value of not less than the Booked Residual Value of the Contract being replaced, and (v) satisfy the requirements of Section 4.02(d) of the Indenture. For purposes of determining compliance with clauses (iii) and (iv) of the preceding sentence, if more than one Substitute Contract is being provided on any date, the Discounted Contract Principal Balances and Booked Residual Values of the Substitute Contracts and the Contracts being replaced shall be determined on an aggregate basis.

         (b) Any substitution of a Contract pursuant to this Agreement will be effected by (i) delivery to the Collateral Agent, on behalf of the Indenture Trustee, of the Contract File for each such Substitute Contracts, (ii) filing of any UCC financing statements necessary to comply with the Filing Requirements and to perfect the interest of the Indenture Trustee in the Substitute Contracts, (iii) delivery to the Indenture Trustee of a supplement to the List of Contracts reflecting such substitution, and (iv) delivery to the Transferor and the Collateral Agent and the Indenture Trustee of a release request for the replaced Contract and the originally executed trust receipt relating thereto.

         (c) Upon completion of any substitution in accordance with this Section 3.04, the Substitute Contract, the related Equipment and any other related Conveyed Assets will constitute part of the collateral for the Pledged Notes.

                                  ARTICLE IV

                                  COVENANTS

         SECTION 4.01 Transferor Covenants. Each of the Transferors hereby covenant and agree with the Issuer, the Owner Trustee, the Note Insurer, the Depositor, the Collateral Agent, the Noteholders and the Indenture Trustee with respect to itself as follows:

             (a) Preservation of Security Interest. Each of the Transferors shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the respective right, title and interest of the Issuer, the Note Insurer and the Indenture Trustee in the Conveyed Assets. The Transferors shall deliver (or cause to be delivered) to the Collateral Agent, on behalf of the Indenture Trustee, file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

             (b) Preservation of Name, etc. Neither of the Transferors will change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by such Transferor in accordance with paragraph (a) above or under any Transaction Document seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Issuer, the Note Insurer, the Depositor, the Collateral Agent and the Indenture Trustee at least 60 days' prior written notice thereof.

             (c) Preservation of Office. Each of the Transferors will give the Issuer, the Depositor, the Collateral Agent, the Note Insurer and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

             (d) Obligations with Respect to Conveyed Assets. Each of the Transferors will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract and each Source Agreement, and will do nothing to impair the rights of the Issuer, the Note Insurer, the Depositor, the Collateral Agent or the Indenture Trustee in any of the Conveyed Assets.

             (e) Compliance with Law. Each of the Transferors will comply, in all material respects, with all acts, rules, requisitions, orders, decrees and directions of any Governmental Authority applicable to its business and to the Conveyed Assets or any part thereof; provided, however, that either of the Transferors may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Indenture Trustee, the Note Insurer, the Depositor, the Collateral Agent or the Issuer in any of the Conveyed Assets.

             (f) Conveyance of Conveyed Assets; Security Interests. Except for the transfers and conveyances hereunder, or under any Transaction Document, the Transferors will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on the Transferor Collateral, or any interest therein and the Transferors shall defend the right, title, and interest of the Issuer, the Indenture Trustee, the Note Insurer, the Depositor, the
    Collateral Agent and their respective successors and assigns in, to, and under the Conveyed Assets, against all claims of third parties claiming, through or under the Originator; provided, however, that nothing in this Section 4.01(f) shall prevent or be deemed to prohibit the Transferors from suffering to exist upon any of the Conveyed Assets any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the related Transferor shall concurrently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto and such contests pose no risk of forfeiture.

             (g) Notification of Breach. The related Transferor will advise the Issuer, the Indenture Trustee, the Depositor, the Collateral Agent and the Note Insurer promptly, in reasonable detail, upon discovery of the occurrence of any breach by such Transferor of any of its representations, warranties and covenants contained herein.

             (h) Further Assurances. Each of the Transferors will make, execute or endorse, acknowledge and file or deliver to the Issuer, the
    Note Insurer, the Depositor, the Collateral Agent and the Indenture Trustee from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Conveyed Assets and other rights covered by this Agreement, as the Issuer, the Indenture Trustee, the Depositor, the Collateral Agent and the Note Insurer may request and reasonably require; provided, that no UCC filing will be required with respect to the Equipment, except as required by the Filing Requirements.

             (i) Indemnification. Each of the Transferors agrees to indemnify, defend and hold the Issuer, the Owner Trustee, the Depositor, the Collateral Agent, the Indenture Trustee and the Note Insurer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which any of them may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by such Transferor of its representations and warranties contained in Article III, its covenants contained in Section 4.01, or in any certificate or in any schedule delivered by such Transferor hereunder, being untrue in any material respect at any time. The obligations of the Transferors under this Section 4.01(i) shall be considered to have been relied upon by the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Collateral Agent and the Note Insurer and shall survive the execution, delivery, performance and termination of this Agreement regardless of any investigation made by the Issuer, the Depositor, the Collateral Agent, the Indenture Trustee and the Note Insurer or on their respective behalf. THE INDEMNIFICATION OBLIGATIONS OF THE TRANSFERORS PURSUANT TO THE PRECEDING PROVISIONS OF THIS PARAGRAPH SHALL APPLY REGARDLESS OF ANY NEGLIGENCE OR OTHER FAULT ON THE PART OF THE ISSUER, THE DEPOSITOR, THE COLLATERAL AGENT, THE INDENTURE TRUSTEE, THE NOTE INSURER OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES OR AGENTS.

             (j) Notice of Liens. The related Transferor shall notify the Issuer, the Indenture Trustee, the Depositor, the Collateral Agent and the
    Note Insurer promptly after becoming aware of any Lien on any Conveyed
    Asset.

             (k) Taxes. Each Transferor shall promptly pay all applicable taxes required to be paid in connection with the pledge of the Conveyed Assets and acknowledges that the Issuer shall have no responsibility with respect thereto.

    Each Transferor shall promptly pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable by each such Transferor, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Each Transferor shall promptly notify the Issuer, the Indenture Trustee, the Depositor, the Collateral Agent, the Noteholders, the Rating Agencies and the Note Insurer of any material challenge, contest or proceeding pending by or against such Transferor before any taxing authority.

             (l) Taxes and Other Liabilities. Each Transferor shall promptly pay and discharge all material taxes, assessments, fees, claims and other governmental charges when due and payable by such Transferor, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Each Transferor shall promptly notify the Issuer, the Note Insurer, the Rating Agencies and the Indenture Trustee of any material challenge, contest or proceeding pending by or against such Transferor before any taxing authority.

             (m) Non-Consolidation. Each Transferor shall take all action necessary to maintain the separate existence of such Transferor and the Manager on the one hand, and the Originator on the other hand, so that the separate existence of such Transferor and the Manager would not be ignored in the event of a bankruptcy of the Originator.

             (n) Indebtedness. Neither Transferor shall incur any Indebtedness other than the Pledged Notes.

             (o) Operation of Transferor. Each of the Transferors shall be operated in such a manner that it should not be substantively consolidated in the trust estate of another Person (that is, such that the separate legal existence of such Transferor and such Person should be disregarded) and in that regard, each Transferor shall:

                        (i) not engage in any action that would cause the separate legal identity of such Transferor not to be respected, including, without limitation, (x) holding itself out as being liable for the debts of any other party or (y) acting other than through its duly authorized agents;

                        (ii) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by such Transferor in connection with the issuance of the Pledged Notes, the Notes or as otherwise permitted by the Note Insurer;

                        (iii) not commingle its funds with those of any other entity;
                                      15

                        (iv)  act solely in its name in the conduct
         of its business and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

                        (v) maintain company records and books of account and shall not commingle its company records and books of account with the records and books of account of any entity;

                        (vi) not engage in any business or activity other than in connection with or relating to the activities allowed by its Certificate of Formation and/or Limited Liability Company Agreement;

                        (vii)  not form, or cause to be formed, any
         subsidiaries;

                        (viii) comply with all restrictions and covenants in, and shall not fail to comply with the corporate formalities established in, the Certificate of Formation and/or Limited Liability Company Agreement;

                        (ix)  maintain separate bank accounts, if any;

                        (x)  not act as an agent of the Originator; and

                        (xi) have as its managing member a limited purpose corporation who maintains at all times one independent director as required by its Certificate of Incorporation and/or Bylaws.

         SECTION 4.02 Pledge of Pledged Property. Each Transferor understands that the Issuer intends to pledge its interest in the Pledged Notes, the Transferor Collateral and its rights under this Agreement to the Indenture Trustee, on behalf of the Note Insurer and the Noteholders, pursuant to the Indenture. Each Transferor agrees that any such assignee of the Issuer may exercise the rights of the Issuer hereunder without any consent or action by the Issuer and shall be entitled to all of the benefits of the Issuer hereunder to the extent provided for in such assignment.


                                  ARTICLE V

                             CONDITIONS PRECEDENT

         SECTION 5.01 Conditions to Issuer's Obligations. The obligation of the Issuer to accept the pledge of the Initial Conveyed Assets on the Closing Date shall be subject to the satisfaction of the following conditions:

             (a) All representations and warranties of each Transferor and the Depositor contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

             (b) All information concerning the Initial Conveyed Assets provided to the Issuer shall be true and correct as of the Cut-Off Date in all material respects;

             (c) Each Transferor shall have delivered to the Issuer a List of Contracts with respect to its respective Contracts as of the Cut-Off Date and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

             (d) Each Transferor shall have recorded and filed, at its expense, any financing statement with respect to the Initial Conveyed Assets to be pledged from time to time to the Indenture Trustee, on behalf of the Issuer, from each Transferor pursuant to this Agreement meeting the requirements of applicable state law in such manner in such jurisdictions as are necessary to perfect the pledge of the Initial Conveyed Assets from each Transferor to the Indenture Trustee, on behalf of the Issuer, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Indenture Trustee;

             (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Issuer, and the Issuer shall have received from each Transferor copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Issuer may reasonably have requested; and

             (f) All respective conditions necessary to vest in each Transferor good title, free and clear of all Liens (other than Liens permitted in the proviso contained in Section 4.01(f) hereof), to the Contracts and Equipment, as applicable, shall have been satisfied.

         SECTION 5.02 Conditions to the Transferors' Obligations. The obligations of each Transferor to pledge the Initial Conveyed Assets and the Transferor Collateral to the Issuer on the Closing Date shall be subject to the satisfaction of the following conditions:

             (a) All representations and warranties of the Issuer and the Depositor contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

             (b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to each Transferor, and each Transferor shall have received from the Issuer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as each Transferor may reasonably have requested;

provided, however, that upon the issuance of the Pledged Notes to the Issuer, the Transferors shall be deemed to have accepted or waived all of the conditions precedent set forth above.


                                  ARTICLE VI

                                 TERMINATION

         SECTION 6.01 Termination. The respective obligations and responsibilities of each of the Transferors, the Depositor, and the Issuer created by this Agreement shall terminate upon the latest of: (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon disposition of any Defaulted Contracts and any Equipment leased thereunder; (ii) the distribution to the Issuer of all amounts required to be paid thereto pursuant to the Pledged Notes and this Agreement; (iii) the termination of the Indenture in accordance with the terms thereof and (iv) the payment of all amounts owing to the Note Insurer under the Transaction Documents; provided, however, that (A) the indemnifications contained in Section 4.01(i) herein and (B) the covenant contained in Section 7.13 hereof, shall survive the termination of this Agreement.

         SECTION 6.02 Effect of Termination. No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of either of the Transferors, the Depositor, or the Issuer shall be deemed to impair or affect the obligations pertaining to any executed contribution or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by either of the Transferors, the Depositor, or the Issuer. Without limiting the foregoing, prior to termination, neither the failure of the Transferors to deliver a Transferors Certificate pursuant to
Section 4.02, nor the failure of the Originator to pay a Reacquisition Amount shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV or Section 7.06 of this Agreement render an executed contribution executory.


                                 ARTICLE VII

                           MISCELLANEOUS PROVISIONS

         SECTION 7.01 Amendment. This Agreement may be amended from time to time by the parties hereto only with (x) the prior written consent of the Servicer, the Indenture Trustee and the Note Insurer (or, in the event of a Note Insurer Default, the Majority Holders) and (y) satisfaction of the Rating Agency Condition.

         SECTION 7.02 GOVERNING LAW. THIS AGREEMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 7.01 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE

AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 7.03 Notices. All demands, notices, and communications under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile or telex with appropriate evidence of receipt (a) in the case of the Issuer, c/o First Union Trust Company, National Association, at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, telecopy (302) 888-7544, (b) in the case of the Indenture Trustee, 450 West 33rd Street, New York, New York, 10001, Attention: Global Trust Services, telecopy (212) 946-8191; (c) in the case of Transferor I, c/o American Business Financial Services, Inc., Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004, Attention:
General Counsel, telecopy (610) 668-1468, (d) in the case of Transferor II, c/o American Business Financial Services, Inc., Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004, Attention:
General Counsel, telecopy (610) 668-1468, (e) in the case of the Depositor, One New York Plaza, New York, New York 10292, Attention: Managing Director--Asset Backed Finance, telecopy (212) 778-7401, (f) in the case of the Collateral Agent, at the address set forth in the Servicing Agreement, and (g) in the case of the Note Insurer, the Rating Agencies or the Owner Trustee, at their respective addresses set forth in Section 11.06 of the Indenture. Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Agreement, including, but not limited to, subsections 4.01(b) and (c).

         SECTION 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 7.05 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Transferors, without the prior written consent of the Issuer, the Depositor, the
Note Insurer (or, in the event of a Note Insurer Default, the Majority Holders) and the Indenture Trustee (acting upon the written direction of the Controlling Party) and, except as provided in Section 4.03, this Agreement may not be assigned by the Issuer without the prior written consent of the Transferors, the Depositor, the Note Insurer (or, in the event of a Note Insurer Default, the Majority Holders) and the Indenture Trustee. Whether or not expressly stated, all representations, warranties, covenants and agreements of the Issuer, the Depositor, and the Transferors in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of, and shall be exercisable by, the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer.

         SECTION 7.06 Further Assurances. Each of the parties hereto agrees to do such further acts and things and to execute and deliver to the Indenture Trustee or the Collateral Agent, acting on its behalf, such additional assignments, agreements, powers and instruments as are required by the Indenture Trustee or the Collateral Agent, acting on its behalf, or the Note Insurer to carry into effect the purposes of this Agreement or to better assure and confirm unto the Indenture Trustee or the Note Insurer its rights, powers and remedies hereunder.

         SECTION 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Transferor, the Depositor or the Issuer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         SECTION 7.08 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

         SECTION 7.09 Binding Effect: Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto. The Owner Trustee, the Collateral Agent, the Note Insurer and the Noteholders are intended third party beneficiaries of this Agreement.

         SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 7.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         SECTION 7.13 No Bankruptcy Petition Against the Transferors, the Manager or the Trust. Each of the parties hereto agrees that, prior to the date that is one year and one day after the payment in full of the of the latest maturing Notes issued by the Trust, it will not institute against any of the Transferors, the Manager or the Trust, or join any other Person in instituting against any of the Transferors, the Manager or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.13 shall survive the termination of this Agreement.

                 [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                  ABFS EQUIPMENT CONTRACT TRUST
                                    1999-A, as Issuer

                                  By: FIRST UNION TRUST COMPANY,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Owner
                                      Trustee under the Trust Agreement


                                  By:_____________________________
                                     Name:
                                     Title:


                                  ABFS FINANCE LLC 1999-A,
                                    as Transferor I

                                  By: ABFS Special Purpose Management,
                                      Inc., as Managing Member


                                  By:_____________________________
                                     Name:
                                     Title:

                                  ABFS RESIDUAL LLC 1999-A,
                                    as Transferor II

                                  By: ABFS Special Purpose Management,
                                      Inc., as Managing Member


                                  By:_____________________________
                                     Name:
                                     Title:

                                  THE CHASE MANHATTAN BANK,
                                    as indenture trustee


                                  By:_____________________________
                                     Name:
                                     Title:





              [Signature Page for Receivables Pledge Agreement]

                                  PRUDENTIAL SECURITIES SECURED
                                    FINANCING CORPORATION,
                                    as Depositor


                                  By:_____________________________
                                     Name:
                                     Title:























                  [Signature Page for Receivables Pledge Agreement]

                                                                     SCHEDULE I


                           LIST OF INITIAL CONTRACTS

                                                                      EXHIBIT A

                              FORM OF SUBSEQUENT
                         RECEIVABLES PLEDGE AGREEMENT

         This SUBSEQUENT RECEIVABLES PLEDGE AGREEMENT, dated as of ____________ (the "Subsequent Funding Date"), by and among ABFS Finance LLC 1999-A, a Delaware limited liability company ("Transferor I"), and ABFS Residual LLC 1999-A, a Delaware limited liability company ("Transferor II" and, together with Transferor I, the "Transferors"), Prudential Securities Secured Financing Corporation, as depositor (the "Depositor"), ABFS EQUIPMENT CONTRACT TRUST 1999-A, a Delaware business trust, as issuer (the "Trust" or the "Issuer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee (the "Indenture Trustee").



                                 WITNESSETH:

         Reference is hereby made to that certain Receivables Pledge Agreement, dated as of June 1, 1999 (the "Receivables Pledge Agreement"), by and among the Issuer, the Transferors, the Depositor and the Indenture Trustee. Pursuant to the Receivables Pledge Agreement, the Transferors agreed to sell, convey and transfer, and the Trust agreed to accept, from time to time, Subsequent Conveyed Assets. The Receivables Pledge Agreement provides that each such sale, conveyance and transfer of Subsequent Conveyed Assets be evidenced by the execution and delivery of a Subsequent Receivables Pledge Agreement such as this Subsequent Receivables Pledge Agreement (this "Agreement").

         The "Subsequent Contracts" are those listed on the List of Subsequent Contracts attached hereto.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Receivables Pledge Agreement or in Annex A to the Indenture.

         Section 2. Designation; Pledge; Acceptance. (a) Subject to the terms and condition of this Agreement, the Depositor, as sponsor of the Trust, hereby directs the Transferors to pledge, and the Transferors hereby agree to pledge, on the Subsequent Funding Date, all of their respective rights and interests in and to the Subsequent Conveyed Assets to the Trust, to secure the obligations under the Pledged Notes.

         (b) It is the intention of the Transferors, which intention is acknowledged by the Trust, the Depositor and the Indenture Trustee, that this Agreement shall be deemed to be a security agreement within the meaning of
Article 8 and Article 9 of the UCC, and the pledge provided for by this Section 2 shall be deemed to be a grant by the Transferors to the Trust, of (i) a valid first-priority perfected security interest in all of the Transferors' rights and interests in and to the Subsequent Conveyed Assets, except that (A) such security interest is not granted with respect to Equipment not owned by the Transferors and (B) with respect to the Equipment, owned by the Transferors, the priority of such security interest is limited to the extent that UCC financing statements have been filed in accordance with the Filing Requirements, and (ii) a valid assignment of the security interests of the Transferors in the Equipment not owned by the Transferors. The Transferors hereby grant and assign such interest, in each case to the Trust, to secure the obligations of the Transferors to the Indenture Trustee and the Trust under this Agreement and the Pledged Notes. That portion of the Subsequent Conveyed Assets owned by each Transferor shall secure the obligations of the Transferor under both the Pledged Notes.

         (c) The Indenture Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Agreement, of the pledge of and security interest in all right, title and interest in and to the Subsequent Conveyed Assets and declares that the Indenture Trustee holds and will continue to hold the pledge of and security interest in all of Transferors' such right and interest in and to the Subsequent Conveyed Assets for the benefit of the Issuer as owner of the Pledged Notes for the use and purpose and subject to the terms and provisions of this Agreement.

         Section 3. Representations and Warranties of the Transferors. (a) With respect to each Subsequent Contract, the related Transferor hereby assigns to the Issuer the representations, warranties and covenants of the Originator set forth in Section 3.02 of the Receivables Pledge Agreement and Section 2.02 of the Servicing Agreement.

         Upon the discovery by the Issuer, either Transferor, the Originator, the Depositor, the Collateral Agent, the Indenture Trustee or the Note Insurer of a breach of any of the representations or warranties set forth in Section
2.02 of the Servicing Agreement that materially and adversely affects any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement in accordance with the Servicing Agreement (any such event, a "Warranty Event"), the party discovering such breach shall give prompt written notice to the other parties hereto, the Originator, the Indenture Trustee, the Trust, the Depositor, the Collateral Agent and the Note Insurer, and the Originator shall be required to reacquire or replace such Contract in accordance with Article IV of the Indenture.

         Each Transferor understands that the Issuer intends to pledge its interest in the Pledged Notes, the Transferor Collateral and its rights under this Agreement to the Indenture Trustee, on behalf of the Noteholders and the
Note Insurer, pursuant to the Indenture. Each Transferor agrees that any such assignee of the Issuer may exercise the rights of the Issuer hereunder without any consent or action by the Issuer and shall be entitled to all of the benefits of the Issuer hereunder to the extent provided for in such assignment.

         Section 4. Amendment. This Agreement may be amended from time to time by the parties hereto only with (x) the prior written consent of the Servicer, the Indenture Trustee and the Note Insurer (or, in the event of a Note Insurer Default, the Majority Holders) and (y) satisfaction of the Rating Agency Condition.

         Section 5. GOVERNING LAW. THIS AGREEMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 4 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 6. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

         Section 7. Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto. The Indenture Trustee, the Owner Trustee, the Note Insurer, the Collateral Agent and the Noteholders are intended third party beneficiaries of this Agreement.

         Section 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 9. Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                  ABFS EQUIPMENT CONTRACT TRUST
                                    1999-A, as Issuer

                                  By: FIRST UNION TRUST COMPANY,
                                      NATIONAL ASSOCIATION, not in its
                                      individual capacity, but solely as Owner
                                      Trustee under the Trust Agreement


                                  By:_____________________________
                                     Name:
                                     Title:


                                  ABFS FINANCE LLC 1999-A, as
                                    Transferor I


                                  By: ABFS Special Purpose Management,
                                      Inc., as Managing Member



                                  By:_____________________________
                                     Name:
                                     Title:


                                  ABFS RESIDUAL LLC 1999-A, as
                                    Transferor II


                                  By: ABFS Special Purpose Management,
                                       Inc., as Managing Member


                                  By:_____________________________
                                     Name:
                                     Title:

                                  THE CHASE MANHATTAN BANK, as
                                    indenture trustee


                                  By:_____________________________
                                     Name:
                                     Title:

                                  PRUDENTIAL SECURITIES SECURED
                                    FINANCING CORPORATION, as
                                    Depositor



                                   By:_____________________________
                                     Name:
                                     Title:

                                                                      EXHIBIT B

                            FORM OF PLEDGED NOTES

                          CLASS [A][B] PLEDGED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN THE CASE OF CLAUSES (B) OR (C) ABOVE, TO COMPLIANCE BY THE HOLDER AND THE TRANSFEREE WITH THE PROVISIONS OF THE INDENTURE APPLICABLE TO SUCH TRANSFER.

                        -----------------------------

         ABFS FINANCE LLC 1999-A, a Delaware limited liability company ("ABFS Finance"), and ABFS RESIDUAL LLC 1999-A, a Delaware limited liability company ("ABFS Residual", and together with ABFS Finance, the "Transferors"), hereby agree to pay, jointly and severally, to ABFS EQUIPMENT CONTRACT TRUST 1999-A (the "Trust"), (a) the principal sum of the Class [A][B] Accelerated Percentage of the Aggregate Discounted Contract Principal Balance of all Contracts owned by the Transferors from time to time (such amount, the "Class [A][B] Pledged Principal Amount"), (b) interest monthly in arrears on the unpaid portion of said principal sum (and, to the extent that the payment of such interest shall be legally enforceable, on any overdue installment, of interest on this Note) on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Payment Date"), commencing in July 1999, for the period commencing on and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, on June 15, 1999) and ending on and including the day immediately preceding such Payment Date, until such unpaid principal is fully paid, at a rate per annum equal to the sum of (i) the [Weighted Average Class A Note Rate][Class B Note Rate], (ii) the Servicer Fee Rate, (iii) the Back-up Servicer Fee Rate, [and] (iv) the Indenture Trustee Fee Rate [[Class A Pledged Note] and (v) the Premium Rate times a fraction, the numerator of which is the Class A Percentage, and the denominator of which is the Class A

Accelerated Percentage] (such sum of (i) through [(v)]
[(iv)], the Class [A][B] Pledged Note Rate"), and (c) [Class A Pledged Note -- until the Class A Note Principal Balance has been reduced to zero, 100%][Class B Pledged Note -- after the Class A Note Principal Balance has been reduced to zero, and until the Class B Note Principal Balance has been reduced to zero, 100%] of the sum of (i) any Residual Receipts (up to the Booked Residual Value of the related Contract), Reacquisition Amounts and Prepayment Amounts actually collected during the preceding Collection Period and (ii) any Defaulted Contract Amounts relating to such Collection Period; provided, however, that, interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at the Class [A][B] Note Rate plus 1%; and provided, further, that, in no event shall the amount payable on any Payment Date in respect of the Class A Pledged Note and the Class B Pledged Note be less than the amount payable on the Class A Note and the Class B Note on such Payment Date.

         This Class [A][B] Pledged Note has been issued pursuant to the terms of the Receivables Pledge Agreement, dated as of June 1, 1999 (the "Agreement"), among the Transferors, the Trust, Prudential Securities Secured Financing Corporation, as Depositor (the "Depositor"), and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"). The property pledged by the Transferors to the Trust as security for the Class A Pledged Note and the Class B Pledged Note includes, among other things, the Contracts, certain interest in the related Equipment, all Scheduled Payments, Final Scheduled Payments, Residual Receipts (up to the Booked Residual Value with respect to the related Contract), Defaulted Contract Recoveries and other monies due thereunder after the close of business on May 31, 1999 (the "Initial Cut-Off Date"), and other property.

         Payments made on the Class [A][B] Pledged Note will be used by the Indenture Trustee to make certain payments required under the Indenture, dated as of June 1, 1999 (the "Indenture"), by and among the Trust, American Business Leasing, Inc., as Servicer (the "Servicer") and The Chase Manhattan Bank, as Indenture Trustee and as Back-up Servicer (the "Back-up Servicer"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Annex A to the Indenture.

         This Class [A][B] Pledged Note is limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Agreement and in the Indenture. The holder hereof, by its acceptance of this Class [A][B] Pledged Note, agrees to look solely to the funds in the Collection Account to the extent available for payment to the holder hereof for payment hereunder. [The amount due on this Class A Pledged Note on each Payment Date will equal the sum of (x) the Class A Pledged Percentage of the amounts due under Section 3.04(b)(i), (ii), (iii), (iv), (vi),
(vii), (xv), (xvi) and (xvii) of the Indenture and (y) 100% of the amounts due under Section 3.04(b)(v), (viii), (x) and (xi) of the Indenture, for such Payment Date.] [The amount due on this Class B Pledged Note on each Payment Date will equal the sum of (x) the Class B Pledged Percentage of the amounts due under Section 3.04(b)(i), (ii), (iii), (iv), (vi), (vii), (xv), (xvi) and (xvii) of the Indenture and (y) 100% of the amounts due under Section 3.04(b)(ix),
(xii), (xiii) and (xiv) of the Indenture, for such Payment Date.]

         This Class [A][B] Pledged Note is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Class A Pledged Note, by virtue of the acceptance hereof, assents and by which such holder is bound. Pursuant to the Agreement, the Transferors shall, in addition to the Class [A][B] Pledged Note, issue the Class [A][B] Pledged Note (the "Class [A][B] Pledged Note" and, together with the Class [A][B] Pledged Notes, the "Pledged Notes"). This Class [A][B] Note does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Transferors.

         Unless earlier declared, or they otherwise become, due and payable by reason of a Transferor Event of Default, the Pledged Notes are payable only at the time and in the manner provided in the Agreement and are not redeemable or prepayable before such time except that the Servicer will have the option, subject to certain conditions set forth in the Agreement and in the Indenture, including the deposit of the sum specified in the Indenture, to cause early retirement of the Pledged Notes as of any Payment Date on which the Offered Notes are redeemed. If a Transferor Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of all of the Pledged Notes may become or be declared immediately due and payable in the manner and with the effect provided in the Agreement.

         The Servicer, the Transferors, the Trust, the Note Issuer, the Depositor, the Collateral Agent and the Indenture Trustee and any agent of any of the foregoing may treat the person in whose name this Class [A][B] Pledged
Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by any notice to the contrary.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  IN WITNESS WHEREOF, the undersigned has caused this Class [A][B] Pledged Note to be duly executed.


                                   ABFS FINANCE LLC 1999-A

                                   By: ABFS Special Purpose Management, Inc., as
                                       Managing Member


                                   By:_____________________________
                                      Name:
                                      Title:



                                  ABFS RESIDUAL LLC 1999-A

                                  By: ABFS Special Purpose Management, Inc., as
                                      Managing Member


                                  By:_____________________________
                                     Name:
                                     Title:







Dated:  June __, 1999